Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Trilogy Metals Inc. of our report dated February 13, 2025 relating to the consolidated financial statements of Trilogy Metals Inc., which appears in Trilogy Metals Inc’s. Annual Report on Form 10-K for the year ended November 30, 2024. We also consent to the reference to us as experts under the heading “Auditors, Transfer Agent, and Registrar” in such registration statement.

Chartered Professional Accountants

Vancouver, Canada

February 19, 2025

PricewaterhouseCoopers LLP

PricewaterhouseCoopers Place, 250 Howe Street, Suite 1400, Vancouver, British Columbia, Canada V6C 3S7

T: +1 604 806 7000, F: +1 604 806 7806, ca_vancouver_main_fax@pwc.com, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Trilogy Metals Inc. of our report dated February 13, 2025 relating to the financial statements of Ambler Metals LLC, which appears in Trilogy Metals Inc.’s Annual Report on Form 10-K for the year ended November 30, 2024. We also consent to the reference to us as experts under the heading “Auditors, Transfer Agent, and Registrar” in such registration statement.

Chartered Professional Accountants
Vancouver, Canada
February 19, 2025

PricewaterhouseCoopers LLP

PricewaterhouseCoopers Place, 250 Howe Street, Suite 1400, Vancouver, British Columbia, Canada V6C 3S7

T: +1 604 806 7000, F: +1 604 806 7806, ca_vancouver_main_fax@pwc.com, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.